U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 30, 2003

                           CTI INDUSTRIES CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Illinois                      0-23115                      36-2848943
   (State or Other           (Commission File Number)           (IRS Employer
     Jurisdiction                                            Identification No.)
    Incorporation)

   22160 North Pepper Road, Barrington, Illinois                     60010
      (Address of Principal Executive Offices)                     (Zip Code)

                                (847) - 382-1000
              (Registrant's Telephone Number, including Area Code)

Item 5 Other Events

On December 30, 2003, CTI Industries Corporation (the "Registrant") announced that it completed a senior loan facility with Cole Taylor Bank of Chicago, Illinois. Under an agreement concluded on December 30, 2003, Cole Taylor has agreed to provide to the Registrant term and revolving loans in the aggregate maximum amount of $11 million, secured by equipment, inventory, receivables and other assets of the Registrant. The line includes a term loan of $3.5 million based on the appraised value of equipment of the Registrant and a revolving line of credit, up to a maximum amount of $7.5 million, based on advances of up to 85% of eligible receivables and up to 50% of the value of the Registrant's inventory. The term of the facility is for a period of two years and then is automatically extended on a year to year basis unless terminated by either party at the expiration of the initial or any extended term.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CTI Industries Corporation.
                                                 (Registrant)


Date: December 30, 2003                          By: /s/ Howard W. Schwan
                                                     ---------------------------
                                                     Howard W. Schwan, President

                                  EXHIBIT INDEX

Sequential          Exhibit
Page Number         Number            Document
----------------------------------------------

5                   99.1              Release dated December 30, 2003 -"CTI
                                      Industries Corporation Completes
                                      Financing"